EXHIBIT 10.48



                    THIRD AMENDMENT TO EMPLOYMENT AGREEMENT
                    ---------------------------------------

     Third Amendment to Employment Agreement ("Amendment"), dated as of November 4, 2002, by and among PANAMERICAN BEVERAGES, INC., a company organized under the laws of the Republic of Panama (together with its successors and assigns, the "Company"), PANAMCO, L.L.C., a limited liability company organized under the laws of the State of Delaware (together with its successors and assigns, "Panamco") and CRAIG D. JUNG (the "Executive").


                             W I T N E S S E T H :

     WHEREAS, the parties desire to further amend the Employment Agreement, dated February 27, 2002, as amended, between the parties hereto ("Employment Agreement") to, among other things, give effect to Executive's promotion to the position of Chief Executive Officer.

     NOW, THEREFORE, pursuant to Section 20(b) of the Employment Agreement, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the parties agree as follows:

     1. Section 3(a) of the Employment Agreement is hereby amended to read as follows:

          During the Term, the Executive shall serve as the Chief Executive Officer and President of the Company and Panamco and shall be a member of the Board. The Executive shall report solely and directly to the Board. The Executive shall have the authorities, duties and responsibilities customarily exercised by an individual serving as Chief Executive Officer and President in a corporation of the size and nature of the Company or Panamco, as the case may be.

     2. Section 3(b) of the Employment Agreement is hereby amended by adding the following provision at the end of such section:

          Effective January 1, 2003, the Base Salary shall be increased to $716,625.

     3. Section 4 of the Employment Agreement is hereby amended by adding the following provision at the end of the first paragraph of such section:

          Effective January 1, 2003, the Target Bonus shall be increased to seventy-five (75%) of Executive's Base Salary.



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     4.   Section 11(e) of the Employment Agreement is hereby amended by replacing the second sentence of Section 11(e) in its entirety with the following:

          Except in the case of a termination of the Executive's employment for Cause pursuant to Section 11(c)(ii) above, there shall be no offset against amounts due the Executive under this Agreement or otherwise on account of any remuneration or other benefit earned or received by the Executive after termination or on account of any claim that the Company, Panamco or any of their Affiliates may have against him.

     5. Section 7 of the Employment Agreement is hereby amended to read as follows:

          During the Term, the Executive shall be eligible to participate in the Company's Equity Incentive Plan and any other equity or long-term incentive plans of the Company and/or Panamco on at least as favorable basis as other similarly-situated executives. For the annual option grant in 2002, the Executive shall be granted an annual stock option award, to be made at the same time other equity awards are granted to other similarly-situated executives, to purchase no less than 150,000 shares of the Company's common stock on the same terms and conditions as the initial award in Section 6(b) above. Effective for the annual grant in 2003 and thereafter, the Executive shall be granted an annual stock option award, to be made at the same time other equity awards are granted to other similarly-situated executives, to purchase not less than such number of shares of the Company's common stock having an option value (determined by the Company using the Black Scholes model in the same manner as determined for the other employee options) on the date of grant equal to 265% of Executive's Base Salary, with all such awards to be made on the same terms and conditions as the initial award in
          Section 6(b) above. All stock option awards shall be granted substantially in the form of the stock option award agreement attached hereto as Exhibit B.

     6. Section 12(a) of the Employment Agreement is hereby amended by adding the following provision at the end of such section:

          The Executive shall also be entitled to any compensation, benefit or entitlement provided in accordance with any other agreement with the Company and/or Panamco, or any Company and/or Panamco plan, policy or arrangement, relating to a Change in Control or Change of Control (as any such term is defined in this Agreement or in such other agreement, plan, policy or arrangement) of either the Company or Panamco (with such other agreement, plan, policy or arrangement collectively referred to as the "Change in Control Policy"), provided that if any item of compensation or benefit or any entitlement is provided under this Agreement which is more favorable to the Executive than the corresponding item of compensation or benefit or entitlement under the Change in Control Policy, or if an item of compensation or benefit or any entitlement is provided under this


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          Agreement, but not under the Change in Control Policy, such item of compensation or benefit or such entitlement, as the case may be, shall be provided in accordance with the terms of this Agreement. In no event, however, shall the Executive be entitled to duplication as to any item of compensation or benefit or as to any entitlement that is provided under both this Agreement and the Change in Control Policy. In the event of any inconsistency between any provision of this Agreement and any provision of the Change in Control Policy (including, but not limited to, any restrictive covenant, definition or procedure required to be followed prior to terminating the Executive's employment), the provision (including any portion thereof) most favorable to the Executive shall govern and the other agreement (whether this Agreement or the Change in Control Policy) shall be deemed to be amended to the extent necessary to give the Executive the benefit of the most favorable provision.

     7. Section 20(a) of the Employment Agreement is hereby amended by replacing the last sentence in its entirety with the following:

          In the event of any inconsistency between any provision of this Agreement and any provision of any plan, employee handbook, personnel manual, program, policy, arrangement or agreement of the Company, Panamco or any of their Affiliates ("Company Arrangement"), the provision (including any portion thereof) most favorable to the Executive shall govern and the other provision (whether in this Agreement or any Company Arrangement) shall be deemed to be amended to the extent necessary to give the Executive the benefit of the most favorable provision. Notwithstanding anything to the contrary in any other plan, policy, arrangement or agreement of the Company, including, but not limited to, the Change in Control Policy, the Executive shall not be required to release as a condition of receiving any compensation, benefit or entitlement, and will not be releasing, any rights he has to enforce this Agreement.

     8. Section h(i) of Exhibit A to the Employment Agreement is hereby amended to read as follows:

          a material diminution in the Executive's duties; or assignment to him of duties that are materially inconsistent with his duties or materially impair his ability to function as Chief Executive Officer or as President of the Company and/or Panamco (or in any other position the Executive is appointed to);

     9. Section h(ii) of Exhibit A to the Employment Agreement is hereby amended to read as follows:

          the failure to elect or reelect the Executive as Chief Executive Officer and President of the Company or Panamco, or as a member of the Board, or the removal of him from any such position;



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     10.  Section h(iv) of Exhibit A to the Employment Agreement is hereby amended to read as follows:

          a change in the reporting structure so that the Executive no longer reports solely and directly to the Board;

     11. Section h(v) of Exhibit A to the Employment Agreement is hereby deleted.

     12. Section h(vi) of Exhibit A to the Employment Agreement is hereby amended to read as follows:

          relocation of the Executive's principal place of employment to a location other than specified in Section 3(c) of this Agreement, except for travel reasonably required in the performance of the Executive's duties under this Agreement;

     13. Except as specifically amended in Sections 1 though 12 above, the Employment Agreement remains in full force and effect.

     14.  The Company and Panamco represent and warrant to the Executive that
(i) they are fully authorized by action of their respective boards (and of any other entity or body whose action is required) to enter into this Amendment and to perform their obligations hereunder and (ii) the officer signing this Amendment on behalf of the Company and Panamco is duly authorized to do so.

     15. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument. Signatures delivered by facsimile shall be valid and binding for all purposes.




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     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

                                        PANAMERICAN BEVERAGES, INC.


                                        By: /s/ Carlos Hernandez
                                           -------------------------------------
                                           Carlos Hernandez
                                           Vice-President, Legal and Secretary


                                        By: /s/ Abilio Gonzalez
                                           -------------------------------------
                                           Abilio Gonzalez
                                           Vice-President, Human Resources


                                        PANAMCO, L.L.C.



                                        By: /s/ Carlos Hernandez
                                           -------------------------------------
                                           Carlos Hernandez
                                           Vice-President, Legal and Secretary

                                        By: /s/ Abilio Gonzalez
                                           -------------------------------------
                                           Abilio Gonzalez
                                           Vice-President, Human Resources


                                        The Executive



                                        By: /s/ Carlos D. Jung
                                           -------------------------------------
                                           Craig D. Jung




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